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                                                                   EXHIBIT 23(e)

     We hereby consent to the use of our opinion letter dated May 8, 1995 to the Board of Directors of Fleet Financial Group, Inc. included as Exhibit D to the Joint Proxy Statement-Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Shawmut National Corporation with and into Fleet Financial Group, Inc., and to the reference to such opinion in such Joint Proxy Statement-Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.
                                            SALOMON BROTHERS INC


                                                /s/ David W. Levy
                                            BY:______________________________


Dated: April 28, 1995